UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
      Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 23, 2008

                            HORIZON FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

     Washington                    0-27062                  91-1695422
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)               File Number)         Identification No.)

     1500 Cornwall Avenue, Bellingham, Washington             98225
       (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On October 23, 2008, Horizon Financial Corp. issued its earnings release for the quarter ended September 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (d)   Exhibits

     99.1  Press Release of Horizon Financial Corp. dated October 23, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HORIZON FINANCIAL CORP.


Date: October 23,  2008               By:/s/Richard P. Jacobson
                                         -------------------------------------
                                         Richard P. Jacobson
                                         President and Chief Executive Officer

                                   Exhibit 99.1

CONTACTS: V. Lawrence Evans, Chairman
          Rich Jacobson, CEO
          Dennis Joines, President & COO
          360.733.3050
==============================================================================
    Horizon Financial Reports Fiscal Second Quarter of 2009 Results; Increases
              Provision for Loan Losses and Remains Well-Capitalized

BELLINGHAM, WA -- October 23, 2008 -- Horizon Financial Corp.(NASDAQ GS:HRZB) today reported it remains well capitalized and set aside additional provisions for potential future loan losses in its fiscal second quarter ended September 30, 2008. In the quarter ended September 30, 2008, Horizon had a $12.0 million provision for loan losses, generating a net loss of $4.6 million, or $0.39 per share, compared to net income of $2.0 million, or $0.17 per diluted share, for the quarter ended June 30, 2008 and net income of $4.9 million, or $0.40 per diluted share, for the fiscal second quarter a year ago. In the first six months of fiscal 2009, Horizon incurred a $15.0 million provision for loan losses, generating a net loss of $2.6 million, or $0.22 per share, compared to earnings $9.9 million, or $0.81 per diluted share, in the first half of fiscal 2008.

``Undoubtedly the current economic turmoil is the most unsettling time we have seen in recent memory, and we are feeling the effects of the local and regional economic slowdown,'' said Rich Jacobson, Chief Executive Officer. ``We have been in the construction lending field now for the better part of a century and have extensive experience in dealing with economic cycles in the Northwest. We also have very long term expertise in construction lending and have established structures and procedures to manage our construction lending programs. It is also worth noting that our exposure is limited to our Northwestern Washington market area.

``We continue to have exposure to commercial construction and land development projects, and these are the areas hardest hit in our region, particularly those in Pierce, King and Snohomish counties,'' Jacobson continued. ``Consequently, as our construction and development borrowers complete their build-out phase and enter the marketing phase of their projects, we anticipate additional loans may move into nonaccrual status in future periods if the housing market does not improve and that our other real estate owned will also increase. To address these issues, we significantly increased the second quarter loan loss provision, bringing reserves to net loans up to 2.06% from 1.48% a year ago. This is consistent with our historical approach to provisioning for loan losses. We've worked through these cycles before and believe that this level of reserves is necessary given the current economic uncertainties.''

Conference Call Information

Management will host a conference call this afternoon, October 23, 2008, at 1:30 p.m. PDT (4:30 pm EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2130 or on the web at http://www.horizonbank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11120602#.

Capital Ratios, Liquidity and Credit Quality

Horizon Financial and Horizon Bank continue to be ``well-capitalized'' according to regulatory guidelines. On September 30, 2008 Horizon Financial reduced its quarterly cash dividend to $0.05 per share from $0.135 per share, acknowledging the importance of preserving capital in times of economic uncertainty. Liquidity remains strong with a solid mix of funding sources, including Federal Home Loan Bank and Federal Reserve credit facilities, strong core deposits and a solid investment portfolio. ``The extension of FDIC insurance to all noninterest bearing deposits and the increased limit to $250,000 from $100,000 is restoring consumer confidence in the national banking system and should allow us to further build our core deposits,'' said Dennis Joines, President and Chief Operating Officer.

Total nonperforming assets were $80.2 million, or 5.53% of total assets at September 30, 2008, up from $38.6 million, or 2.67% of total assets at June 30, 2008, and $731,000, or 0.05% of total assets at September 30, 2007.
Nonperforming loans increased to $78.4 million, or 6.19% of gross loans at September 30, 2008, from $35.8 million, or 2.83% of gross loans at June 30, 2008, and $6,000, at September 30, 2007. The increase in nonperforming loans at September 30, 2008,


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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 2

is primarily a result of slower sales of new single family homes and significantly lower demand for land and developable lots in King, Pierce and Snohomish Counties. Included in the commercial construction nonperforming assets are $29.4 million in condominium construction projects, with the remainder of this category in speculative single family home construction projects. ``Most of our construction projects are complete or near completion, because in most cases, we limit the number of homes a builder can have in process,'' said Joines. It's important to note that a certain level of losses related to these credits has already been recognized, through loan charge-offs, as current appraised values are compared to loan balances. In the quarter ended September 30, 2008, Horizon recognized $5.6 million in losses, net of recoveries, compared to $3.0 million in the quarter ended June 30, 2008 and $39,000 in the quarter ended September 30, 2007.

The following tables break out the loan portfolio and nonperforming assets by category and geography:

 Nonperforming Assets         Nonperforming  % of  Nonperforming  % of
  by Category                    Assets      NPAs     Assets      NPAs
 (dollars in 000s)            -------------------- -------------------
                                  Sept. 30, 2008       June 30, 2008

 1-4 Family residential          $ 1,742       2%     $ 1,829       5%
 1-4 Family construction           1,417       2%         373       1%
                                 -------     ----     -------     ----
 Subtotal                          3,159       4%       2,202       6%

 Commercial land development      19,479      24%      11,031      29%
 Commercial construction          56,970      71%      25,163      65%
 Multi family residential             --                   --
 Commercial real estate               --                   --
 Commercial loans                    500       1%          82       0%
 Home equity secured                 116       0%         100       0%
 Other consumer loans                  5       0%           5       0%
                                 -------     ----     -------     ----
 Subtotal                         77,070      96%      36,381      94%
                                 -------     ----     -------     ----
 Total nonperforming assets      $80,229     100%     $38,583     100%
                                 =======     ====     =======     ====

 Nonperforming Assets         Nonperforming  % of  Nonperforming  % of
  by Market                      Assets      NPAs     Assets      NPAs
 (dollars in 000s)            -------------------- -------------------
                                  Sept. 30, 2008       June 30, 2008

 Whatcom County                  $ 8,993      11%     $ 9,022      23%
 Skagit County                       563       1%         660       2%
 Snohomish County                 25,774      32%      20,717      54%
 King County                      22,896      29%          --       0%
 Pierce County                    22,003      27%       8,184      21%
                                 -------     ----     -------     ----
 Total nonperforming assets      $80,229     100%     $38,583     100%
                                 =======     ====     =======     ====

Other real estate owned (OREO) decreased by 33% to $1.9 million at September 30, 2008, compared to $2.8 million from the previous quarter, and from $725,000 at September 30, 2007 with the successful sale of four properties previously held as OREO.

``We are working with our borrowers and builders to sell inventory and to mitigate losses, at the same time we are pursuing deeds in lieu of foreclosure or other repossession options on certain distressed properties,'' said Joines. ``By taking possession of collateral we gain control and can be more successful disposing of the properties.''


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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 3

Balance Sheet Review

Total assets were $1.45 billion at September 30, 2008 and June 30, 2008 compared to $1.35 billion at September 30, 2007. Net loans were relatively unchanged at $1.24 billion as of September 30, 2008, compared to $1.25 billion at June 30, 2008 and $1.15 billion at September 30, 2007. The loan mix continues to reflect the business banking focus of the lending team, with commercial real estate loans representing 67% of net loans, commercial business loans representing 16%, residential loans representing 12%, and consumer loans representing 5% of net loans, respectively. ``Our focus remains squarely on managing credit quality. We are continuing to service our existing customer base to maintain the solid relationships we have developed over the years, and we are not aggressively pursuing material increases in business from new customers at this time as a result of our focus on remaining well-capitalized,'' noted Jacobson.

As we've indicated previously, we have no preferred shares of either Freddie Mac or Fannie Mae in the investment portfolio. During the quarter ended September 30, 2008, the Bank elected to take a redemption in-kind distribution for its $5 million investment in the AMF family of mutual funds, due to the continuing decline in the net asset value precipitated by the unprecedented disruption in the mortgage backed securities markets. In conjunction with this distribution, the Bank realized a $777,000 loss during the quarter ended September 30, 2008 for the securities distributed. ``Because of the short-term duration of these securities, we felt it was appropriate to dispose of our interests in the mutual fund and allow these individual securities to pay down while under our control instead of staying in this particular mutual fund,'' said Jacobson.

Total deposits increased to $1.14 billion at September 30, 2008, compared to $1.10 billion at June 30, 2008 and $997.6 million at September 30, 2007. Transaction accounts totaled $338.8 million and accounted for 30% of total deposits at September 30, 2008, compared to $352.9 million at June 30, 2008, or 32% of total deposits and $390.6 million, or 39% of total deposits at September 30, 2007. Time deposits increased to $808.4 million at September 30, 2008 compared to $743.8 million at June 30, 2008 and $607.0 million at September 30, 2007. Brokered certificates of deposit increased to $235.5 million, or 21% of total deposits at September 30, 2008 compared to $153.8 million, or 14% of total deposits at June 30, 2008 and $68.6 million, or 7% of total deposits at September 30, 2007. ``The increase in brokered CD's directly replaced other borrowings, providing enhanced liquidity and flexibility with a call feature on many of these deposits. With these call options in our favor, we have the ability to return many of these deposits in the event we no longer need this additional liquidity,'' said Jacobson.

Shareholders' equity decreased 4% to $122.2 million at September 30, 2008 compared to $127.4 million at June 30, 2008 and decreased 5% from $128.1 million at September 30, 2007. At September 30, 2008, Horizon's book value was $10.21 per share, compared to $10.69 per share at June 30, 2008 and $10.56 per share a year earlier, and its tangible book value was $10.15 per share compared to $10.63 per share at June 30, 2008 and $10.50 per share a year ago. Horizon reduced its quarterly cash dividend to $0.05 per share from $0.135 per share, acknowledging the importance of preserving capital in these times of economic uncertainty. The cash dividend will be paid on November 7, 2008, to shareholders of record at the close of business October 17, 2008. This payment is the 84th consecutive quarterly cash dividend and represents an annualized dividend yield in the 2.5% to 3.0% range based on recent stock price activity.

Review of Operations

Net revenues (net interest income plus non-interest income) were $12.4 million for the three months ended September 30, 2008, compared to $15.6 million for the comparable quarter in fiscal 2008. Interest income declined 20% to $20.8 million in the current quarter compared to $25.9 million for the year ago quarter. Contributing to this decline was $1.6 million in non- accrual interest related to the increase in non-accrual loans during the second quarter of fiscal 2009. The increase in non-performing assets, along with reductions in the prime lending rate compared to the prior year, have adversely impacted the current period interest income figures. Interest expense declined 18% in the current quarter to $9.8 million, from $11.9 million for the second quarter a year ago. Year to date, net revenues were $25.9 million a decrease from $30.7 million in the first six months of fiscal 2008.

The provision for loan losses was $12.0 million in the second quarter of fiscal 2009, $3.0 million in the immediate prior quarter and $800,000 in the second quarter of fiscal 2008. Horizon recorded net charge offs of $5.6 million for the quarter ended September 30, 2008, compared to $3.0 million in the immediate prior quarter and $39,000 during the quarter ended September 30, 2007. The reserve for loan losses totaled $25.6 million, or 2.06% of net loans receivable at September 30, 2008, compared to $19.1 million, or 1.54% of net loans receivable at June 30, 2008 and $17.0 million, or 1.48% of net loans receivable at September 30, 2007.

Non-interest income was $1.5 million in the second quarter of fiscal 2009, compared to $1.6 million in the second quarter of fiscal 2008. The loss on the in-kind redemption of the AMF fund of $777,000 was partially offset by $767,000 in death benefits from a bank owned life insurance policy in the second quarter of fiscal 2009, included in other non-interest

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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 4

income. No additional securities held in the investment portfolio have been identified with similar exposure at this time. Year to date, non-interest income was $3.7 million compared to $3.3 million in the first six months of fiscal 2008.

Non-interest expense increased 9% to $8.1 million in the second quarter of fiscal 2009, from $7.5 million in the second quarter of fiscal 2008. The increase reflects a $335,000 loss on four OREO properties sold in the second quarter. Additional expenses relating to dealing with non- performing assets (including legal, appraisal and related fees) also contributed to this increase in non-interest expense. Management continues to work on reducing controllable expenses in the future.

The net interest margin was 3.26% in the second quarter of fiscal 2009, a decrease of 14 basis points from 3.40% in the immediate prior quarter and down 137 basis points from 4.63% in the same period a year ago. Year to date, the net interest margin was 3.33% down from 4.62% in the first half of fiscal 2008. The reversal of interest for non-accrual loans accounted for 51 basis points of the decline in the second quarter of fiscal 2009 and 38 basis points year to date.

The yield on earning assets was 6.20% in the second quarter of fiscal 2009, a decrease from 6.48% in the preceding quarter and 8.60% in the second quarter of fiscal 2008. In the second quarter of fiscal 2009, the cost of interest-bearing liabilities was 3.00%, compared to 3.18% in the preceding quarter and 4.10% for second quarter of fiscal 2008. In the first six months of fiscal 2009, the yield on earning assets was 6.34% down from 8.56% a year ago and the cost of interest bearing liabilities was 3.09% down from 4.08% a year ago.

Horizon Financial Corp. is a $1.45 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

This press release contains statements that the Company believes are ``forward-looking statements.'' These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; our ability to control operating costs and expenses; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Horizon's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Sources for news release and conference call:
   The Puget Sound Economic Forecaster September 2008;
   www.nwrealestate.com/nwrpub/common/news.cfm;
   Real Estats, September 2008
   www.workforceexplorer.com/admin/uploadedPublications/9265_ESR_Oct21_08.pdf;
   www.washingtonceo.com/home/story-display/article/307/skagit-consi.html;
   blogs.thenewstribune.com/business/2008/10/15/milgard_will_close_marysville_
    plant
   Bellingham Herald, 8-27-08:
   Puget Sound Business Journal vol. 29, # 15, page 5;
   Tacoma News Tribune, October 16, 2008, page B1

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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 5

 CONSOLIDATED STATEMENTS OF INCOME

 (unaudited)         Quarter               Quarter              Quarter
 (in 000s,            Ended     Three       Ended     One        Ended
  except share       Sept. 30,  Month      June 30,   Year      Sept. 30,
  data)               2008     Change       2008     Change       2007
 -----------------------------------------------------------------------------
 Interest income:
   Interest on
    loans        $    19,808     -3%   $    20,446    -20%    $    24,881
   Interest and
    dividends on
    securities           949     -1%           961     -6%          1,011
                 -----------           -----------            -----------
     Total
      interest
      income          20,757     -3%        21,407    -20%         25,892

 Interest expense:
   Interest on
    deposits           8,500     -1%         8,587    -13%         9,818
   Interest on
    borrowings         1,334    -16%         1,593    -37%         2,131
                 -----------           -----------           -----------
     Total
      interest
      expense          9,834     -3%        10,180    -18%        11,949
                 -----------           -----------           -----------
     Net interest
      income          10,923     -3%        11,227    -22%        13,943

   Provision for
    loan losses       12,000    300%         3,000   1400%           800
                 -----------           -----------           -----------
     Net interest
      income
      (loss) after
      provision
      for loan
      losses          (1,077)    N/A         8,227     N/A        13,143

 Non-interest
  income:
   Service fees          819    -15%           960    -11%           918
   Net gain on
    sales of
    loans -
    servicing
    released             146    -28%           204    -16%           173
   Net gain (loss)
    on sales of
    loans -
    servicing
    retained              (2)    N/A            --    N/A              5
   Net gain (loss)
    on sales of
    investment
    securities          (777)    N/A           579    N/A             --
   Other               1,291    150%           516    150%           516
                 -----------           -----------           -----------
     Total
      non-interest
      income           1,477    -35%         2,259     -8%         1,612

 Non-interest
  expense:
   Compensation
    and employee
    benefits           4,337     -4%         4,503      1%         4,296
   Building
    occupancy          1,175      4%         1,126      0%         1,177
   Other expenses      2,142     43%         1,493     40%         1,532
   Data processing       241     -1%           244      1%           238
   Advertising           219      0%           219      5%           209
                 -----------           -----------           -----------
     Total
      non-interest
      expense          8,114      7%         7,585      9%         7,452

 Income (loss)
  before provision
  for income
  taxes               (7,714)    N/A         2,901     N/A         7,303
 Provision
  (Benefit) for
  income taxes        (3,109)    N/A           881     N/A         2,390
                 -----------           -----------           -----------
 Net Income
  (Loss)         $    (4,605)    N/A   $     2,020     N/A   $     4,913
                 ===========           ===========           ===========

 Earnings per
  share :
   Basic earnings
    (loss) per
    share        $     (0.39)    N/A   $      0.17     N/A   $      0.40
   Diluted
    earnings
    (loss) per
    share                N/A     N/A   $      0.17     N/A   $      0.40

 Weighted average
  shares
  outstanding:
   Basic          11,940,064      0%    11,893,813     -2%    12,155,532
   Common stock
    equivalents       32,190    -55%        71,965    -68%       101,265
                 -----------           -----------           -----------
   Diluted        11,972,254      0%    11,965,778     -2%    12,256,797
                 ===========           ===========           ===========


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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 6

 CONSOLIDATED STATEMENTS OF INCOME
                                       Six Months             Six Months
                                         Ended                  Ended
 (unaudited) (in 000s,                  Sept. 30,              Sept. 30,
  except per share data)                  2008       Change      2007
 ----------------------------------------------------------------------
 Interest income:
   Interest on loans                  $    40,254    -17%   $    48,765
   Interest and dividends on
    securities                              1,910     -6%         2,026
                                      -----------           -----------
     Total interest income                 42,164    -17%        50,791

 Interest expense:
   Interest on deposits                    17,087    -11%        19,285
   Interest on borrowings                   2,927    -29%         4,122
                                      -----------           -----------
     Total interest expense                20,014    -14%        23,407
                                      -----------           -----------
     Net interest income                   22,150    -19%        27,384

   Provision for loan losses               15,000   1150%         1,200
                                      -----------           -----------
     Net interest income (loss) after
      provision for loan losses             7,150    -73%        26,184

 Non-interest income:
   Service fees                             1,779     -1%         1,799
   Net gain on sales of loans -
    servicing released                        350    -28%           487
   Net gain (loss) on sales of loans -
    servicing retained                         (2)   N/A             17
   Net gain (loss) on sales of
    investment securities                    (198)   N/A             --
   Other                                    1,807     79%         1,012
                                      -----------           -----------
     Total non-interest income              3,736     13%         3,315

 Non-interest expense:
   Compensation and employee benefits       8,840      5%         8,427
   Building occupancy                       2,301      2%         2,262
   Other expenses                           3,635     16%         3,124
   Data processing                            485      1%           479
   Advertising                                438      6%           415
                                      -----------           -----------
     Total non-interest expense            15,699      7%        14,707

 Income (loss) before provision for
  income taxes                             (4,813)   N/A         14,792
 Provision (Benefit) for income taxes      (2,228)   N/A          4,863
                                      -----------           -----------
 Net Income (Loss)                    $    (2,585)   N/A    $     9,929
                                      ===========           ===========

 Earnings per share :
   Basic earnings (loss) per share    $     (0.22)   N/A    $      0.81
   Diluted earnings (loss) per share          N/A    N/A    $      0.81

 Weighted average shares outstanding:
   Basic                               11,917,065     -2%    12,191,256
   Common stock equivalents                56,119    -48%       108,149
                                      -----------           -----------
   Diluted                             11,973,184     -3%    12,299,405
                                      ===========           ===========


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HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 7

 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

 (unaudited)
 (in 000s,                       Three                  One
  except share       Sept. 30,   Month     June 30,     Year      Sept. 30,
  data)                2008      Change     2008       Change       2007
 ----------------------------------------------------------------------------
 Assets:
   Cash and due
    from banks     $    22,117     -8%    $  24,095      20%      $   18,457
   Interest-
    bearing
    deposits            18,816    565%        2,831     175%           6,836
   Investment
    securities -
    available
    for sale            32,183    -18%       39,050     -38%          51,652
   Investment
    securities -
    held to
    maturity                --    N/A            --    -100%            370
   Mortgage-backed
    securities -
    available
    for sale            39,503      4%       38,116      24%         31,865
   Mortgage-backed
    securities -
    held to
    maturity                10    -33%           15     -87%             78
   Federal Home
    Loan Bank
    stock                8,580    -14%       10,015      18%          7,247
   Loans held
    for sale             1,496    -35%        2,314      -5%          1,571
   Gross loans
    receivable       1,265,275      0%    1,264,740       9%      1,163,436
   Reserve for
    loan losses        (25,579)    34%      (19,149)     50%        (17,023)
                   -----------          -----------             -----------
   Net loans
    receivable       1,239,696      0%    1,245,591       8%      1,146,413
   Investment in
    real estate
    in a joint
    venture             17,742      0%       17,704       2%         17,406
   Accrued
    interest and
    dividends
    receivable           6,942     -3%        7,179     -10%          7,691
   Property and
    equipment, net      27,142     -1%       27,351      -5%         28,551
   Net deferred
    income tax
    assets               7,304      4%        7,012      98%          3,683
   Income tax
    receivable           4,111     N/A           --     418%            794
   Other real
    estate owned         1,859    -33%        2,764     156%            725
   Other assets         23,798      1%       23,614       4%         22,792
                   -----------          -----------             -----------
     Total
      assets       $ 1,451,299      0%  $ 1,447,651       8%    $ 1,346,131
                   ===========          ===========             ===========

 Liabilities:
   Deposits        $ 1,147,278      5%  $ 1,096,754      15%    $   997,555
   Other borrowed
    funds              151,571    -21%      192,987     -20%        189,738
   Borrowing
    related to
    investment
    in real
    estate in a
    joint venture       23,404      2%       22,983       9%         21,419
   Accounts
    payable
    and other
    liabilities          4,618     -8%        5,020     -34%          6,955
   Advances by
    borrowers
    for taxes
    and insurance          372    100%          186     -11%            417
   Deferred
    compensation         1,905     -1%        1,917      -4%          1,982
   Income tax
    payable                 --     N/A          374      N/A             --
                   -----------          -----------             -----------
     Total
      liabili-
      ties         $ 1,329,148      1%  $ 1,320,221        9%   $ 1,218,066

 Stockholders'
  equity:
   Serial
    preferred
    stock, $1.00
    par value;
    10,000,000
    shares
    authorized;
    none issued
    or outstanding          --                   --                      --
   Common stock,
    $1.00 par
    value;
    30,000,000
    shares
    authorized;
    11,960,371,
    11,917,113, and
    12,123,595
    shares
    outstanding    $    11,960      0%  $    11,917       -1%   $    12,124
   Additional
    paid-in
    capital             51,086      1%       50,706        0%        51,199
   Retained
    earnings            59,115     -8%       64,318       -3%        61,207
   Accumulated
    other
    comprehensive
    income (loss)          (10)    N/A          489       N/A         3,535
                   -----------          -----------             -----------
     Total
      stockholders'
      equity           122,151     -4%      127,430       -5%       128,065
                   -----------          -----------             -----------
     Total
      liabilities
      and stock-
      holders'
      equity       $ 1,451,299      0%  $ 1,447,651        8%   $ 1,346,131
                   ===========          ===========             ===========

 Intangible
  assets:
   Goodwill        $       545      0%  $       545        0%   $       545
   Mortgage
    servicing
    asset                  235     -2%          240        1%           233
                   -----------          -----------             -----------
   Total
    intangible
    assets         $       780     -1%  $       785        0%   $       778
                   ===========          ===========             ===========

HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 8

 LOANS
 (unaudited)
 (in 000s)        Sept. 30, 2008     June 30, 2008     Sept. 30, 2007
 ---------------------------------------------------------------------
 1-4 Mortgage
   1-4 Family
    residential   $  157,502        $   167,788        $  159,824
   1-4 Family
    construction      37,877             37,719            34,032
   Participations
    sold             (50,198)           (51,330)          (50,655)
                  ----------        -----------        ----------
 Subtotal            145,181            154,177           143,201

 Commercial land
  development        177,600            171,316           172,188
 Commercial
  construction       339,774            334,380           286,650
 Multi family
  residential         44,522             44,890            46,631
 Commercial real
  estate             286,728            296,682           296,453
 Commercial loans    207,348            201,381           165,356
 Home equity
  secured             56,047             53,110            44,971
 Other consumer
  loans                8,075              8,804             7,986
                  ----------        -----------        ----------
 Subtotal          1,120,094          1,110,563         1,020,235
                  ----------        -----------        ----------
 Subtotal          1,265,275          1,264,740         1,163,436
 Less:
   Reserve for
    loan losses      (25,579)           (19,149)          (17,023)
                  ----------        -----------        ----------
 Net loans
  receivable      $1,239,696        $ 1,245,591        $1,146,413
                  ==========        ===========        ==========

 Net residential
  loans           $  143,555   12%  $   152,880   12%  $  142,031   12%
 Net commercial
  loans              202,271   16%      197,676   16%     162,402   14%
 Net commercial
  real estate
  loans              831,123   67%      834,142   67%     789,882   69%
 Net consumer
  loans               62,747    5%       60,893    5%      52,098    5%
                  ---------------   ----------------   ---------------
                  $1,239,696  100%  $ 1,245,591  100%  $1,146,413  100%
                  ===============   ================   ===============


 DEPOSITS
 (unaudited)
 (in 000s)        Sept. 30, 2008     June 30, 2008     Sept. 30, 2007
 ---------------------------------------------------------------------
 Demand Deposits
   Savings        $   18,135    2%  $    17,660    2%  $   19,183    2%
   Checking           75,633    6%       71,382    6%      77,341    8%
   Checking - non
    interest
    bearing           65,365    6%       78,981    7%      76,260    7%
   Money market      179,714   16%      184,925   17%     217,790   22%
                  ---------------   ----------------   ---------------
 Subtotal            338,847   30%      352,948   32%     390,574   39%

 Certificates of
  Deposit
   Under $100,000    289,945   25%      289,183   26%     277,848   28%
   $100,000 and
    above            283,015   24%      300,801   28%     260,534   26%
   Brokered
    Certificates
    of Deposit       235,471   21%      153,822   14%     68,599    7%
                  ---------------   ----------------   ---------------
 Total
  Certificates
  of Deposit         808,431   70%      743,806   68%     606,981   61%

                  ---------------   ----------------   ---------------
 Total            $1,147,278  100%  $ 1,096,754  100%  $  997,555  100%
                  ===============   ================   ===============


 WEIGHTED AVERAGE INTEREST RATES:
                                                      Six      Six
                      Quarter   Quarter   Quarter    Months    Months
                       Ended     Ended     Ended     Ended     Ended
                      Sept. 30, June 30,  Sept. 30, Sept. 30, Sept. 30,
 (unaudited)            2008      2008      2007      2008      2007
 ------------------------------------------------    -----------------
   Yield on loans        6.36%     6.64%     8.93%     6.50%     8.90%
   Yield on investments  4.05%     4.32%     4.47%     4.18%     4.46%
                         ----      ----      ----      ----      ----
     Yield on interest-
      earning assets     6.20%     6.48%     8.60%     6.34%     8.56%

   Cost of deposits      3.04%     3.25%     3.96%     3.14%     3.93%
   Cost of borrowings    2.80%     2.86%     4.93%     2.84%     4.94%
                         ----      ----      ----      ----      ----
     Cost of interest-
      bearing
      liabilities        3.00%     3.18%     4.10%     3.09%     4.08%

HRZB-Reports Second Quarter Fiscal 2009 Results
October 23, 2008
Page 9

 AVERAGE BALANCES
                                                   Six         Six
              Quarter     Quarter     Quarter     Months      Months
               Ended       Ended       Ended      Ended       Ended
 (unaudited) Sept. 30,    June 30,   Sept. 30,   Sept. 30,   Sept. 30,
 (in 000s)     2008        2008        2007        2008        2007
 ---------------------------------------------------------------------
 Loans      $1,246,410  $1,231,792  $1,114,386  $1,239,101  $1,095,313
 Investments    93,757      89,019      90,469      91,388      90,736
            ----------  ----------  ----------  ----------  ----------
   Total
    interest-
    earning
    assets   1,340,167   1,320,811   1,204,855   1,330,489   1,186,049

 Deposits    1,118,799   1,056,157     992,531   1,087,478     981,618
 Borrowings    190,443     222,470     172,738     206,457     166,779
            ----------  ----------  ----------  ----------  ----------
   Total
    interest-
    bearing
    liabili-
    ties    $1,309,242  $1,278,627  $1,165,269   1,293,935   1,148,397

 Average
  assets    $1,449,475  $1,419,914  $1,324,836  $1,430,376  $1,306,667
 Average
  stockholders'
  equity    $  124,790  $  127,873  $  126,850  $  125,966  $  125,852


 CONSOLIDATED FINANCIAL RATIOS
                                                   Six         Six
              Quarter     Quarter     Quarter     Months      Months
               Ended       Ended       Ended      Ended       Ended
             Sept. 30,    June 30,   Sept. 30,   Sept. 30,   Sept. 30,
 (unaudited)   2008        2008        2007        2008        2007
 ---------------------------------------------------------------------
 Return on
  average
  assets         -1.27%       0.57%       1.48%      -0.36%       1.52%
 Return on
  average
  equity        -14.76%       6.32%      15.49%      -4.10%      15.78%
 Efficiency
  ratio          65.43%      56.25%      47.91%      60.65%      47.91%
 Net interest
  spread          3.19%       3.30%       4.49%       3.24%       4.49%
 Net interest
  margin          3.26%       3.40%       4.63%       3.33%       4.62%
 Equity-to-
  assets
  ratio           8.42%       8.80%       9.51%
 Book value
  per share $    10.21  $    10.69  $    10.56
 Tangible
  book value
  per share $    10.15  $    10.63  $    10.50


 RESERVE FOR LOAN LOSSES

                                                   Six         Six
              Quarter     Quarter     Quarter     Months      Months
 (unaudited)   Ended       Ended       Ended      Ended       Ended
 (dollars    Sept. 30,    June 30,   Sept. 30,   Sept. 30,   Sept. 30,
  in 000s)     2008        2008        2007        2008        2007
 ---------------------------------------------------------------------
 Balance at
  beginning
  of period $   19,149  $   19,114  $   16,262  $   19,114  $   15,889
 Provision
  for loan
  losses        12,000       3,000         800      15,000       1,200
 Charge offs -
  net of
  recoveries    (5,570)     (2,965)        (39)     (8,535)        (66)
            ----------  ----------  ----------  ----------  ----------
 Balance at
  end of
  period    $   25,579  $   19,149  $   17,023  $   25,579  $   17,023
 Reserves/
  Gross Loans
  Receivable      2.02%       1.51%       1.46%
 Reserves/
  Net Loans
  Receivable      2.06%       1.54%       1.48%


 NON-PERFORMING ASSETS

 (unaudited)
 (dollars             Sept. 30,    June 30,   Sept. 30,
  in 000s)              2008        2008        2007
 -------------------------------------------------------
 Accruing
  loans - 90 days
  past due        $      589  $       --  $       --
 Non-accrual
  loans               77,781      35,819           6
                  ----------  ----------  ----------
 Total non-
  performing
  loans           $   78,370  $   35,819  $        6
 Total non-
  performing
  loans/gross
  loans                 6.19%       2.83%       0.00%
 Real estate
  owned           $    1,859  $    2,764  $      725
                  ----------  ----------  ----------
 Total non-
  performing
  assets          $   80,229  $   38,583  $      731
 Total non-
  performing
  assets/
  total
  assets                5.53%       2.67%       0.05%